     As filed with the Securities and Exchange Commission on April 10, 2000


                                                       Registration No. 33-81474

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                            POST-EFFECTIVE AMENDMENT

                               NO. 10 ON FORM S-3

                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                    FIRST SUNAMERICA. LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

New York               6311                             06-0992729
(State or other        (Primary Standard                (I.R.S. Employer
jurisdiction of        Industrial Classification        Identification No.)
incorporation or       Number)
organization)

                           733 Third Avenue, 4th Floor
                            New York, New York 10017
                                 (212) S51-S440
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)

                            Susan L. Harris, Esquire
                     First SunAmerica Life Insurance Company
                              c/o SunAmerica Inc.
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                              ---------------------
        Approximate date of commencement of proposed dale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------


           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                            VISTA CAPITAL ADVANTAGE


                                   PROSPECTUS

                               DECEMBER 29, 1999




Incorporated herein by reference to Post-Effective Amendment No. 9 under Securities Act of 1933 (the 33 Act) to Registration Statement file
No. 33-81474 filed on Form S-3 on December 22, 1999.

                                     PART II

             Information Not Required in Prospectus
Item 14.     Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee ................................. $ 5,372.45
               Printing and engraving ............................... $50,000
               Legal fees and expenses .............................. $10,000
               Rating agency fees ................................... $ 7,500
               Miscellaneous ........................................ $10,000
                                                                      ----------
                   Total ............................................ $82,872.45
                                                                      ==========

Item 15.     Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16.     Exhibits and Financial Statement Schedules.
              Exhibit No.    Description
              -----------    -----------

               (1)            Underwriting Agreement***
               (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**
               (3)           (a)   Articles of Incorporation***
                             (b)   By-Laws***
               (4)           (a)   Vista Capital Advantage***
                                   Fixed and Variable Contract***
                             (b)   Application for Contract***
               (5)           Opinion of Counsel re: Legality***
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (23)          (a) Consent of Independent Accountants*
                             (b) Consent of Attorney***
               (24)          Powers of Attorney***
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule****
               (28)          Information Reports Furnished to State
                               Insurance Regulatory Authority**
               (29)          Other Exhibits**

                                      *     Filed Herewith
                                      **    Not Applicable
                                      ***   Incorporated by Reference to Post-
                                            Effective Amendment No. 5 to
                                            Registration Statement No. 33-81474
                                            on Form S-1 filed on 12-24-97.
                                      ****  Incorporated by Reference to
                                            Post-Effective Amendment No. 7 to
                                            Registration Statement No. 33-81474
                                            on Form S-1 filed on 12-24-98.

Item 17.     Undertakings.

                  The undersigned registrant, First SunAmerica Life Insurance Company, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which. individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 6th day of April, 2000.

                             By:   FIRST SUNAMERICA LIFE INSURANCE COMPANY

                             By:   /s/ JAY S. WINTROB
                                   ---------------------------------------
                                   Jay S. Wintrob
                                   Executive Vice President

         As required by the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE             TITLE                               DATE
        ---------             -----                               ----
 ELI BROAD*             President, Chief Executive
 ---------------------  Officer, & Chairman of Board
 Eli Broad              Principal Executive Officer)

 MARC H. GAMSIN*        Director and
 ---------------------  Senior Vice President
 Marc H. Gamsin

 N. SCOTT GILLIS*       Director and
 ---------------------  Senior Vice President
 N. Scott Gillis

 JAMES R. BELARDI*            Director
 ---------------------
 James R. Belardi

 JANA W. GREER*               Director
 ---------------------
 Jana W. Greer

 /s/ SUSAN L. HARRIS          Director                         April 6, 2000
 ---------------------
 Susan L. Harris

 /s/ GREGORY M. OUTCALT       Senior Vice President
 ---------------------        & Controller
 Gregory M. Outcalt

 THOMAS W. BAXTER*            Director
 ----------------------
 Thomas W. Baxter

 VICKI E. MARMORSTEIN*        Director
 ----------------------
 Vicki E. Marmorstein

 MARJORY K. NEALE*            Director
 ----------------------
 Marjory K. Neale

 LESTER POLLACK*              Director
 ----------------------
 Lester Pollack

 DEBBIE POTASH-TURNER*        Director
 ----------------------
 Debbie Potash-Turner

 RICHARD D. ROHR*             Director
 ----------------------
 Richard D. Rohr

JAY S. WINTROB*              Director
---------------------
Jay S. Wintrob


*By: /s/ SUSAN L. HARRIS     Attorney-in-Fact
   -------------------
   Susan L. Harris

Date:   April 6, 2000

                                  EXHIBIT INDEX

Exhibit No.       Description
--------          -----------
(23)(a)           Consent of Independent Accountants

(24)              Power of Attorney